UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2009

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	I.R.S. Employer Identification No.
001-33279	NTR ACQUISITION CO. (Incorporated in Delaware) 100 Mill Plain Road, Suite 320 Danbury, CT 06811 Phone: (203) 546-3437	13-4335685

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below under Item 1.02 is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On January 23, 2009 Occidental Petroleum Investment Co. exchanged the promissory note issued by NTR Acquisition Co. (“NTR”) for certain consideration offered by NTR Partners LLC.  NTR Partners LLC has since cancelled the promissory note without any payment or any remaining obligation by NTR.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Cancellation and Release Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01	Other Events.

On January 26, 2009, NTR issued a press release announcing that, in accordance with its charter and applicable law, its corporate existence will terminate on January 30, 2009.

NTR also announced that its board of directors, at a special meeting held on January 25, 2009, adopted a plan of distribution, to become effective on January 30, 2009.  NTR expects that the holders of record as of January 30, 2009 of shares of NTR common stock issued in the initial public offering will receive a distribution in the amount of approximately $10.03 per share, payable on or about February 6, 2009.

The American Stock Exchange is expected to suspend the trading, and NTR’s transfer agent will be instructed to cease recording transfers, of NTR’s units, common stock and warrants on January 30, 2009.  NTR intends to submit a Certification of Termination of Registration on Form 15 to the Securities and Exchange Commission for the purpose of deregistering its securities under the Securities Exchange Act of 1934, as amended.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Cancellation and Release Agreement dated January 26, 2009
10.2	Promissory Note dated November 2, 2007 (incorporated by reference to Annex G of the Revised Preliminary Proxy Statement on Schedule 14A filed on February 12, 2008 (File No. 001-33279))
99.1	Press Release of NTR Acquisition Co. dated January 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTR ACQUISITION CO.

Dated: January 26, 2009	By:	/s/ Mario E. Rodriguez
Mario E. Rodriguez
Chief Executive Officer